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                                                               Exhibit 10.9

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                                  SUNOCO, INC.

                        SPECIAL EXECUTIVE SEVERANCE PLAN

                 (Amended and Restated as of September 6, 2001)









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                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 "Accounting Firm" shall have the meaning provided herein at
Section 4.7(b).

      Section 1.2 "Annual Compensation" shall mean a Participant's annual base salary as in effect immediately prior to the Change in Control, or, if greater, immediately prior to the Employment Termination Date, plus the greater of (x) the Participant's annual guideline (target) bonus as in effect immediately before the Change in Control or, if higher, the Employment Termination Date, or
(y) the highest annual bonus awarded to the Participant with respect to any of the three years ending before the Change in Control or any subsequent year ending before the Employment Termination Date.

      Section 1.3 "Benefit" or "Benefits" shall mean any or all of the benefits that a Participant is entitled to receive pursuant to Article IV of the Plan.

      Section 1.4  "Benefit Extension Period" shall mean:

            (a) for an Executive Resource Employee in Grade 18 or above, three years; and

            (b) for each other Executive Resource Employee, two years.

      Section 1.5 "Board of Directors" shall mean the Board of Directors of Sunoco, Inc. or any successor thereto.

      Section 1.6 "Business Combination" shall have the meaning provided herein at Section 1.7(c).

      Section 1.7 "Change in Control" shall mean the occurrence of any of the following events:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this
Section 1.7(a), the following acquisitions shall not constitute a Change in
Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections 1.7(c)(1), (c)(2) and
(c)(3) of this definition;


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            (b) Individuals who, as of September 6, 2001, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

            (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

            (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      Section 1.8 "Chief Executive Officer" shall mean the individual serving as the Chief Executive Officer of Sunoco, Inc. as of the date of reference.

      Section 1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended.

      Section 1.10 "Committee" shall mean the administrative committee designated pursuant to Article VI of the Plan to administer the Plan in accordance with its terms.


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      Section 1.11 "Company" shall mean Sunoco, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sunoco, Inc., any subsidiary or affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any subsidiary or affiliate by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

      Section 1.12 "Company Service" shall mean, for purposes of determining Benefits available to any Participant in this Plan, the total aggregate recorded length of such Participant's service with: Sunoco, Inc.; any subsidiary or affiliate of Sunoco, Inc. (whether by merger, consolidation or liquidation or purchase of assets or stock or similar transaction) which has adopted the Plan; and/or any corporation succeeding to the business of Sunoco, Inc.

      Company Service shall commence with the Participant's initial date of employment with the Company, and shall end with such Participant's death, retirement, or termination for any reason. Company Service also shall include:

            (a) all periods of approved leave of absence (civil, family, medical, military, or Olympic); provided, however, that the Participant returns to work within the prescribed time following the leave;

            (b) any break in service of thirty (30) days or less; and

            (c) any service credited under applicable Company policies with respect to the length of a Participant's employment by any non-affiliated entity that is subsequently acquired by, and becomes a part of, the Company's operations.

      Section 1.13 "Disability" shall mean any illness, injury or incapacity of such duration and type as to render a Participant eligible to receive long-term disability benefits under the applicable broad-based long-term disability program of the Company.

      Section 1.14 "Compensation Committee" shall mean the compensation committee of the Board of Directors.

      Section 1.15 "Employment Termination Date" shall mean the date on which the employment relationship between the Participant and the Company is terminated.

      Section 1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      Section 1.17 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      Section 1.18 "Excise Tax" shall have the meaning provided herein at
Section 4.7(f).

      Section 1.19 "Executive Resource Employee" shall mean any individual employed by the Company who has been designated by the Company as a member of the Company's executive resources group. Generally, such group shall include employees in Grades 14-20 and all other employees subject to Section 16 of the Exchange Act.

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      Section 1.20 "Gross-Up Payment" shall have the meaning provided herein at
Section 4.7(a).

      Section 1.21 "Incumbent Board" shall have the meaning provided herein at
Section 1.7(b).

      Section 1.22 "Involuntary Plan" shall mean the Sunoco, Inc. Executive Involuntary Severance Plan.

      Section 1.23 "Just Cause" shall mean:

            (a) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following notice of employment termination by the Participant pursuant to Section 1.31(b) or (c)), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties, or

            (b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

      For purposes of this Section 1.23, no act, or failure to act, on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. The cessation of employment of the Participant shall not be deemed to be for Just Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors (excluding the Participant, if the Participant is a member of the Board of Directors) at a meeting of the Board of Directors (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel for the Participant, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Participant is guilty of the conduct described in Section 1.23(a) or 1.23(b), and specifying the particulars thereof in detail.

      Section 1.24 "Outstanding Company Common Stock" shall have the meaning provided herein at Section 1.7(a).

      Section 1.25 "Outstanding Company Voting Stock" shall have the meaning provided herein at Section 1.7(a).

      Section 1.26 "Parachute Value" shall have the meaning provided herein at
Section 4.7(f).


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      Section 1.27 "Participant" shall mean any Executive Resource Employee who is employed by the Company on or before the occurrence of any Change in Control. In addition, for purposes of Sections 4.6 and 4.7 of this Plan, each former Executive Resource Employee shall be a Participant.

      Section 1.28 "Payment" shall have the meaning provided herein at Section 4.7(f)

      Section 1.29 "Person" shall have the meaning provided herein at Section 1.7(a).

      Section 1.30 "Plan" shall mean the Sunoco, Inc. Special Executive Severance Plan, as set forth herein, and as the same may from time to time be amended.

      Section 1.31 "Qualifying Termination" of the employment of a Participant shall mean any of the following:

            (a) a termination of employment by the Company within two (2) years after a Change in Control, other than for Just Cause, death or Disability;

            (b) a termination of employment by the Participant within two (2) years after a Change in Control for one or more of the following reasons:

            (1) the assignment to such Participant of any duties inconsistent in a way adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control; or a change in the Participant's reporting responsibilities, title or offices as in effect immediately prior to the Change in Control that is adverse to the Participant; in each case except in connection with such Participant's termination of employment by the Company for Just Cause; or

            (2) with respect to any Participant who is a member of the Board of Directors immediately prior to the Change in Control, any failure of the shareholders of the Company to elect or reelect, or of the Company to appoint or reappoint, the Participant as a member of the Board of Directors;

             (3) a reduction by the Company in either the Participant's annual base salary or guideline (target) bonus as in effect immediately prior to the Change in Control; the failure of the Company to provide the Participant with employee benefits and incentive compensation opportunities that (i) are not less favorable than those provided to other executives who occupy the same grade level at the Company as the Participant, or if the Company's grade levels are no longer applicable, to a similar peer group of the executives of the Company, and (ii) provide the Participant with benefits that are at least as favorable, measured separately for (A) incentive compensation opportunities, (B) savings and retirement benefits, (C) welfare benefits, and (D) fringe benefits and vacation, as the most favorable of each such category of benefit in effect for the Participant at any time during the 120-day period immediately preceding the Change in Control; or


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              (4) The Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

            (c) before a Change in Control, a termination of employment by the Company (other than a termination for Just Cause) or a termination of employment by the Participant for one of the reasons set forth in (b) above, if the affected Participant can demonstrate that such termination or circumstance in
(b) above leading to the termination:

                  (1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

                  (2) otherwise occurred in connection with a Change in Control;

      provided, however, that in either such case, a Change in Control actually occurs within one (1) year following the Employment Termination Date.

Any good faith determination made by the Participant that the Participant has experienced a Qualifying Termination pursuant to Section 1.31(b) shall be conclusive. A Participant's mental or physical incapacity following the occurrence of an event described above in (b) above shall not affect the Participant's ability to have a Qualifying Termination.

      Section 1.32 "Retirement Plan" shall have the meaning provided herein at
Section 4.1(c).

      Section 1.33 "SERP" shall have the meaning provided herein at Section 4.1(c).

      Section 1.34 "Underpayment" shall have the meaning provided herein at
Section 4.7(b).

                                   ARTICLE II

                      BACKGROUND, PURPOSE AND TERM OF PLAN

      Section 2.1 Background. Sunoco, Inc. maintains this Plan for the purpose of providing severance allowances to Executive Resource Employees whose employment is terminated in connection with or following a Change in Control. The Plan, as amended and restated herein, shall be effective as of September 6, 2001.

      Section 2.2 Purpose of the Plan. The Plan, as set forth herein, has been adopted by the Board of Directors, or a committee thereof, delegated such responsibility, acting in its sole


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discretion, in recognition that the possibility of a major transaction or a
Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company. The Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Participants, as key members of Company's management, to their assigned duties without distraction. The Plan is not intended to be included in the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Rather, this Plan is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, ss. 2510.3-2(b). Accordingly, the benefits paid by the Plan are not deferred compensation.

      Section 2.3 Term of the Plan. The Plan will continue until such time as the Board of Directors, or a committee thereof, delegated such responsibility, acting in its sole discretion, elects to modify, supersede or terminate it; provided, however, that no such action taken after a Change in Control, or before, but in connection with, a Change in Control, may terminate or reduce the benefits or prospective benefits of any individual who is a Participant on the date of the action without the express written consent of the Participant.

                                   ARTICLE III

                   PARTICIPATION AND ELIGIBILITY FOR BENEFITS

      Section 3.1 General Requirements. Each Executive Resource Employee shall become a Participant upon confirmation of his/her official title or employment grade by election by the Board of Directors or appointment by the Company. Except with respect to the benefits and payments under Sections 4.7 and 4.8, in order to receive a Benefit under this Plan, a Participant's employment must have been terminated as a result of a Qualifying Termination.

      Section 3.2 Qualifying Termination. The Committee shall determine whether any termination of a Participant is a Qualifying Termination. The Participant shall follow the procedures described in Article IX for presenting his or her claim for Benefits under this Plan.

                                   ARTICLE IV

                                    BENEFITS

      Section 4.1 Amount of Immediate Cash Benefit; Qualifying Termination. In the event of a termination of employment that would qualify the Participant for Benefits that is a Qualifying Termination, the cash amount to be paid to a Participant eligible to receive Benefits under Section 3.1 hereof shall be paid in a lump sum as provided in Section 5.1 hereof and shall equal the sum of the following:

            (a) An amount equal to the Participant's earned vacation (as determined under the Company's applicable vacation policy as in effect at the time of the Change in Control) through his or her Employment Termination Date;


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            (b)   (1) for an Executive Resources Employee in Grade 18 or above,
Annual Compensation multiplied by three (3);

                  (2) for each other Executive Resources Employee, Annual Compensation multiplied by two (2);

            (c) An amount equal to the excess of (x) the actuarial equivalent of the benefit under the Company's Retirement Plan or any successor defined benefit pension plan (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Participant than those in effect under the Retirement Plan immediately prior to the Change in Control) and any excess or supplemental retirement plan, including, without limitation, the Company's Executive Retirement Plan and the Company's Pension Restoration Plan, in which the Participant participates (collectively, the "SERP") that the Participant would receive if the Participant's employment continued throughout his/her Benefit Extension Period, assuming for this purpose that all accrued benefits are fully vested and assuming that the Participant's compensation in each year of his/her Benefit Extension Period is the Annual Compensation, over (y) the actuarial equivalent of the Participant's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Employment Termination Date (including any additional benefit to which the Participant is entitled under the Retirement Plan or the SERP in connection with the Change in Control).

      Section 4.2 Executive Severance Benefits. In the event that Benefits are paid under Section 4.1, the Participant shall continue to be entitled, through the end of his/her Benefit Extension Period, to those employee benefits, based upon the amount of coverage or benefits provided at the Change in Control, listed below:

      (a)   Death benefits as follows:

            (1) for Participants who became Executive Resource Employees on or after January 1, 1985, an amount equal to one (1) times annual base salary at the Employment Termination Date; and

            (2) for Participants who became Executive Resource Employees before January 1, 1985, an amount equal to two (2) times the sum of annual base salary and guideline (target) bonus at the Employment Termination Date.

            Any supplemental coverages elected under the Sunoco, Inc. Death Benefits Plan (or any similar plan of any of the following: a subsidiary or affiliate which has adopted this Plan; a corporation succeeding to the business of Sunoco, Inc.; and/or any subsidiary or affiliate, by merger, consolidation, liquidation, purchase of assets or stock, or similar transaction) will be discontinued under the terms of such plan or plans.

      (b) Medical plan benefits (including dental coverage), with COBRA continuation eligibility beginning as of the end of the Benefit Extension Period, except as provided hereinbelow at Section 4.3.

      (c) Life insurance coverage.


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      In each case, when contributions are required of all Executive Resource
Employees at the time of the Participant's Employment Termination Date, or thereafter, if required of all other active Executive Resource Employees, the Participant shall continue to be responsible for making the required contributions during the Benefit Extension Period in order to be eligible for the coverage. Notwithstanding the foregoing sentence, in lieu of the coverages provided under this Section 4.2, the Company may pay, at the time payment is otherwise to be made of cash Benefits pursuant to Section 5.1 hereof, the Participant an amount (as adjusted for taxes) equal to the then present value of the total cost of such coverages, or the Company may provide the Participant with comparable coverage under a policy or policies of insurance. The Participant also shall be entitled to outplacement services during the Benefit Extension Period, at no cost to the Participant, from an experienced third-party vendor selected by the Committee and consistent with vendors used in connection with the Sunoco, Inc. Involuntary Termination Plan immediately before the Change in Control.

      Section 4.3 Special Medical Benefit. In the event Benefits are paid to the Participant under Section 4.1:

      (a) A Participant who, as of his/her Employment Termination Date, is fifty
      (50) or more years of age and has ten (10) or more years of Company Service, shall have medical (but not dental) benefits available under the same terms and conditions as other employees not yet eligible for Medicare coverage who retire under the terms of a Company retirement plan.

      (b) A Participant who, as of the Employment Termination Date, is fifty
      (50) or more years of age but has fewer than ten (10) years of Company Service, shall be eligible to receive Company medical plan benefits (excluding dental coverage) following the Benefit Extension Period, at a cost to any such Participant that is equal to the full premium cost of such coverage.

      Subject to modification or termination of such medical benefits as generally provided to other employees not yet eligible for Medicare coverage who retire under the terms of the Company's retirement plan(s), such benefits shall continue until such time as the Participant becomes first eligible for Medicare, or the Participant voluntarily cancels coverage, whichever is earlier.

      Section 4.4 Retirement and Savings Plans. This Plan shall not govern and shall in no way affect the Participant's interest in, or entitlement to benefits under, any of the Company's "qualified" or supplemental retirement plans, and, except to the extent specifically provided in Section 4.1(c), payments received under any such plans shall not affect a Participant's right to any Benefit hereunder.

      Section 4.5 Minimum Benefit; Effect of Executive Involuntary Severance
Plan.

      (a) Notwithstanding the provisions of Sections 4.1, 4.2 and 4.3 hereof, the Benefits available under those Sections of this Plan shall not be less than those determined in accordance with the provisions of the Sunoco, Inc. Special Employee Severance Plan. If the Participant determines that the benefits under the Sunoco, Inc. Special Employee Severance


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Plan are more valuable to the Participant than the comparable Benefits set forth in Sections 4.1, 4.2 and 4.3 of this Plan, then the provisions used to calculate the Benefits available to the Participant under this Plan shall not apply, and the Benefits available to the Participant under Sections 4.1, 4.2 and 4.3 of this Plan shall be calculated using only Sections 4.1 and 4.2 of the Sunoco, Inc. Special Employee Severance Plan, as if such Sections 4.1 and 4.2 were a part of this Plan.

      (b) If a Participant is or becomes entitled to receive severance benefits under both the Involuntary Plan and Sections 4.1, 4.2 and/or 4.3 of this Plan, then the following rules shall apply, notwithstanding any other provision of this Plan nor any provision of the Involuntary Plan. If and to the extent such benefits become payable under the Involuntary Plan before such benefits become payable under this Plan, the Participant shall receive benefits under the Involuntary Plan until the benefits under this Plan become payable, and the benefits under this Plan shall be offset by the comparable benefits previously paid under the Involuntary Plan. If such benefits under this Plan become payable simultaneously with or before such benefits under the Involuntary Plan, the Participant shall not be entitled to any benefits under the Involuntary Plan.

      Section 4.6 Effect on Other Benefits. There shall not be drawn from the continued provision by the Company of any of the aforementioned Benefits any implication of continued employment or of continued right to accrual of retirement benefits under the Company's qualified or supplemental retirement plans, nor shall a terminated employee, except as otherwise provided under the terms of the Plan, accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the Benefit Extension Period during which benefits are payable under this Plan. A Participant shall have no duty to mitigate with respect to Benefits under this Plan by seeking or accepting alternative employment. Further, the amount of any payment or benefit provided for in this Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.

      Section 4.7  Parachute Payments.

      (a) Anything in this Plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

      (b) Subject to the provisions of Section 4.7(c), all determinations required to be made under this Section 4.7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other nationally recognized certified public accounting firm as may be designated by the Participant (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Participant within 15


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business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Subject to
Section 4.7(e) below, any Gross-Up Payment, as determined pursuant to this
Section 4.7, shall be paid by the Company to the Participant within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4.7(c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

      (c) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

            (i) give the Company any information reasonably requested by the Company relating to such claim,

            (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

            (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

      (d) If, after the receipt by the Participant of a Gross-Up Payment or an amount advanced by the Company pursuant to Section 4.7(c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Section 4.7(c) to the extent applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 4.7(c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payment required to be paid.

      (e) Notwithstanding any other provision of this Section 4.7, the Company may withhold and pay over to the Internal Revenue Service for the benefit of the Participant all or any portion of the Gross-Up Payment that it determines in good faith that it is or may be in the future required to withhold, and the Participant hereby consents to such withholding.

      (f) Definitions. The following terms shall have the following meanings for purposes of this Section 4.7.

            (i) "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

            (ii) "Parachute Value" of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

            (iii) A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Participant, whether paid or payable pursuant to this Plan or otherwise.

      Section 4.8 Legal Fees and Expenses. The Company also shall pay to the Participant all legal fees and expenses incurred by the Participant:

            (a) in disputing in good faith any issue relating to the termination of the Participant's employment in connection with a Change in Control as a result of a Qualifying Termination entitling the Participant to Benefits under this Plan (including a termination of employment if the Participant alleges in good faith that such termination will be or is a Qualifying Termination pursuant to Section 1.31(c)); or

            (b) in seeking in good faith to obtain or enforce any benefit or right provided by this Plan (or the payment of any Benefits through any trust established to fund Benefits under this Plan) or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder.

      Such payments shall be made as such fees and expenses are incurred by the Participant, but in no event later than five (5) business days after delivery of the Participant's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require. The Participant shall reimburse the Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant's claim was frivolously brought without reasonable expectation of success on the merits thereof.

                                    ARTICLE V

                     METHOD AND DURATION OF BENEFIT PAYMENTS

      Section 5.1 Method of Payment. The cash Benefits to which a Participant is entitled, as determined pursuant to Article IV hereof, shall be paid in a lump sum. Payment shall be made by mailing to the last address provided by the Participant to the Company. In general, payment shall be made within fifteen
(15) days after the Participant's Employment Termination Date but in no event later than thirty (30) days thereafter. In the event the Company should fail to pay when due the amounts described in Article IV, the Participant shall also be entitled to receive from the Company an amount representing interest on any unpaid or untimely paid amounts from the due date to the date of payment at a rate equal to the prime rate of Citibank, N.A. as in effect from time to time after such due date.

      Section 5.2 Payments to Beneficiary(ies). Each Executive Resource Employee shall designate a beneficiary(ies) to receive any Benefits due hereunder in the event of the Participant's death prior to the receipt of all such Benefits. Such beneficiary designation shall be made in the manner, and at the time, prescribed by the Company in its sole discretion. In the absence of an effective beneficiary designation hereunder, the Participant's estate shall be deemed to be his or her designated beneficiary.

                                   ARTICLE VI

                                 ADMINISTRATION

      Section 6.1 Appointment of the Committee. The Committee shall consist of three (3) or more persons appointed by the Compensation Committee. Committee members may be, but need not be, employees of Sunoco, Inc. Following a Change in Control, the individuals most recently so appointed to serve as members of the Committee before the Change in Control, or successors whom they approve, shall continue to serve as the Committee.

      Section 6.2 Tenure of the Committee. Before a Change in Control, Committee members shall serve at the pleasure of the Compensation Committee and may be discharged, with or without cause, by the Compensation Committee. Committee members may resign at any time on ten (10) days' written notice.

      Section 6.3 Authority and Duties. It shall be the duty of the Committee, on the basis of information supplied to it by the Company, to determine the eligibility of each Participant for Benefits under the Plan, to determine the amount of Benefit to which each such Participant may be entitled, and to determine the manner and time of payment of the Benefit consistent with the provisions hereof. In addition, the exercise of discretion by the Committee need not be uniformly applied to similarly situated Participants. The Company shall make such payments as are certified to it by the Committee to be due to Participants. The Committee shall have the full power and authority to construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. Except as provided in Section 9.2, all decisions, actions and interpretations of the Committee shall be final, binding and conclusive upon the parties.

      Section 6.4 Action by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting, or at the direction of the chairperson, without a meeting by mail, telegraph, telephone or electronic communication device; provided that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon.

      Section 6.5 Officers of the Committee. The Compensation Committee shall designate one of the members of the Committee to serve as chairperson thereof. The Compensation Committee shall also designate a person to serve as Secretary of the Committee, which person may be, but need not be, a member of the Committee.

      Section 6.6 Compensation of the Committee. Members of the Committee shall receive no compensation for their services as such. However, all reasonable expenses of the Committee shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify members of the Committee against personal liability for actions taken in good faith in the discharge of their respective duties as members of the Committee and shall provide coverage to them under the Company's Liability Insurance program(s).

      Section 6.7 Records, Reporting and Disclosure. The Committee shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

      Section 6.8 Actions of the Chief Executive Officer. Whenever a determination is required of the Chief Executive Officer under the Plan, such determination shall be made solely at the discretion of the Chief Executive Officer. In addition, the exercise of discretion by the Chief Executive Officer need not be uniformly applied to similarly situated Participants and shall be final and binding on each Participant or beneficiary(ies) to whom the determination is directed.

      Section 6.9 Bonding. The Committee shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law (if any) shall be required by the Plan.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

      Section 7.1 Amendment, Suspension and Termination. The Company, acting through the Board of Directors, retains the right, at any time and from time to time, to amend, suspend or terminate the Plan in whole or in part, for any reason, and without either the consent of or the prior notification to any Participant. Notwithstanding the foregoing, no such action that is taken after a Change in Control or before, but in connection with, a Change in Control, may terminate or reduce the benefits or prospective benefits of any Participant on the date of such action without the express written consent of the Participant. No amendment, suspension or termination shall give the Company the right to recover any amount paid to a Participant prior to the date of such action or to cause the cessation and discontinuance of payments of Benefits to any person or persons under the Plan already receiving Benefits. The Board of Directors shall have the right to delegate its authority and powers hereunder, or any portion thereof, to any committee of the Board of Directors, and shall have the right to rescind any such delegation in whole or in part.

                                  ARTICLE VIII

                              DUTIES OF THE COMPANY

      Section 8.1 Records. The Company shall supply to the Committee all records and information necessary to the performance of the Committee's duties.

      Section 8.2 Payment. The Company shall make payments from its general assets to Participants and shall provide the Benefits described in Article IV hereof in accordance with the terms of the Plan, as directed by the Committee.

                                   ARTICLE IX

                                CLAIMS PROCEDURES

      Section 9.1 Application for Benefits. Benefits shall be paid by the Company following an event that qualifies the Participant for Benefits. In the event a Participant believes himself/herself eligible for Benefits under this Plan and Benefit payments have not been initiated by the Company, the Participant may apply for such Benefits by requesting payment of Benefits in writing from the Committee.

      Section 9.2 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant (or beneficiary, if applicable) whose claim has been so denied shall be notified of such denial in writing by the Committee, within thirty (30) days following submission by the Participant (or beneficiary, if applicable) of such claim to the Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

            (a) The Participant whose claim has been denied shall file with the Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of the claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

            (b) The Committee shall, within thirty (30) days of receipt of the Participant's notice of appeal, establish a hearing date on which the Participant may make an oral presentation to the Committee in support of his/her appeal. The Participant shall be given not less than ten (10) days' notice of the date set for the hearing.

            (c) The Committee shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his/her interest, and the Committee shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

            (d) The Committee shall render a determination upon the appealed claim, within sixty (60) days of the hearing date, which determination shall be accompanied by a written statement as to the reasons therefor.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan.

      Section 10.2 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

      Section 10.3 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

      Section 10.4 Successors, Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future.

      Section 10.5 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

      Section 10.6 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

      Section 10.7 Unfunded Plan. The Plan shall not be funded. A Participant's right to receive payment of Benefits hereunder shall be no greater than the right of any unsecured creditor of the Company. The Company may, but shall not be required to, set aside or earmark an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event, no Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of Benefits except as may be provided pursuant to the terms of any trust established by the Company to provide Benefits.

      Section 10.8 Payments to Incompetent Persons, Etc. Any Benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Committee and all other parties with respect thereto.

      Section 10.9 Lost Payees. A Benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation.

      Section 10.10 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law.

      Section 10.11 Successor Employer. The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company" shall mean the Company and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan.